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                                 EXHIBIT 23.1

                        CONSENT OF GRANT THORNTON LLP,
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated June 12, 1996 accompanying the consolidated financial statements of Citadel Computer Systems Incorporated and Subsidiary appearing in the annual report on Form 10-KSB for the year ended February 29, 1996, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


Grant Thornton LLP

GRANT THORNTON LLP

Dallas, Texas
October 17, 1996